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                                                                    EXHIBIT 23.2




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3, to be filed on or around August 6, 1998, of our reports dated February 20, 1997, on the Consolidated Financial Statements of MFS Communications Company, Inc. included in WorldCom, Inc.'s Current Report on Form 8-K dated August 25, 1996, as amended by Form 8-K/A filed on December 19, 1997, and to all references to our Firm included in this registration statement.


                                                             ARTHUR ANDERSEN LLP


Omaha, Nebraska,
August 6, 1998.